Exhibit 10.7

STAKEHOLDERS’ AGREEMENT

This STAKEHOLDERS’ AGREEMENT (this “Agreement”) is dated effective as of May 5, 2011, and is made by and among LRR Energy, L.P. (“LRR Energy”), LRE GP, LLC, the general partner of LRR Energy (the “General Partner”), Lime Rock Resources GP, L.P., (“Lime Rock Resources”), Lime Rock Resources A, L.P. (“LRR-A”), Lime Rock Resources B, L.P. (“LRR-B”), Lime Rock Resources C, L.P. (“LRR-C,” and together with LRR-A and LRR-B, the “Property Contributors”), Lime Rock Management LP (“Lime Rock Management”), Lime Rock Resources GP II, L.P. (“Lime Rock Resources II”), Lime Rock Resources II-A, L.P. (“LRRA-II”) and Lime Rock Resources II-C, L.P. (“LRRC-II,” and together with LRRA-II, the “Fund II Partnerships”).  Terms that are capitalized but not defined shall have the meanings assigned to such terms in Article I of this Agreement.

PREAMBLE:

WHEREAS, the Property Contributors were formed by affiliates of Lime Rock Management to acquire mature, low-risk producing oil and natural gas properties with long lived production profiles.  The general partner of LRR-A is Lime Rock Resources A GP, LLC, whose sole member is Lime Rock Resources.  The general partner of LRR-B is Lime Rock Resources.  The general partner of LRR-C is Lime Rock Resources C GP, LLC, whose sole member is Lime Rock Resources. The limited partners of the Property Contributors (“Investors”) are principally significant institutions.

WHEREAS, LRR-B and LRR-C were each formed principally for the benefit of tax-exempt Investors, with each of LRR-B and LRR-C participating in acquisitions by acquiring net profits interests (“NPIs”) carved out of the working interests purchased by LRR-A.

WHEREAS, LRR-A desires to contribute all of its working interests in certain oil and natural gas properties and related operations, and LRR-B and LRR-C desire to sell certain of their NPIs and contribute certain of their NPIs in those oil and natural gas properties (together all working interests and NPIs conveyed to LRR Energy will be referred to as the “Contributed Properties”) to LRR Energy, in exchange for cash (including assumption of liabilities secured by the Contributed Properties) and Residual Units in LRR Energy.

WHEREAS, LRR Energy is a limited partnership formed in April 2011 by affiliates of the Property Contributors to acquire, exploit and develop oil and natural gas properties in North America. In connection with the sale and contribution of the Contributed Properties to LRR Energy, LRR Energy proposes to file a registration statement on Form S-1 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) to effect an initial public offering of common units of LRR Energy (the “Offering”).

WHEREAS, Lime Rock Management, the General Partner, LRR Energy, the Property Contributors and the Fund II Partnerships desire that at Closing (as defined below), the Property Contributors and the Fund II Partnerships will become members of the General Partner such that the Property Contributors and the Fund II Partnerships will hold member interests which entitle them to receive 80% and 20%, respectively, of the cash distributions related to the Incentive Distributions for a period of six years following the Closing.

WHEREAS, prior to the initial filing of the Registration Statement, the parties to this Agreement desire to set forth the following agreements among themselves relating to: (i) with respect to the Property Contributors, the payment and distribution of cash (subject to adjustment as set forth in Annex A to account for positive and negative balances of NPIs among the Property Contributors) and the issuance of Residual Common Units and Residual Subordinated Units concurrently with the closing of the Offering (the “Closing”) and the issuance of any Over-Allotment Common Units and distribution of Over-Allotment Proceeds in connection with any exercise of the Over-Allotment Option; (ii) with respect to the General Partner, (A) the issuance of General Partner Units in exchange for the GP Capital Contribution and (B) the issuance of the Incentive Distribution Rights to the General Partner; (iii) with respect to the parties hereto that hold Common Units, whether received in exchange for the contribution of property or the conversion of Subordinated Units, registration rights with respect to such Units; and (iv) with respect to the Property Contributors, Lime Rock Management and the Fund II Partnerships, the ownership interests in the General Partner which entitle them to Incentive Distributions.

WHEREAS, the contribution of the Contributed Properties by LRR-A to LRR Energy is intended to constitute a tax-free contribution pursuant to Section 721 of the Internal Revenue Code of 1986, as amended (the “Code”) for federal income tax purposes except to the extent the receipt of cash or assumption of indebtedness secured by the Contributed Properties may be taxable.

WHEREAS, the transfer of the Contributed Properties by LRR-B and LRR-C to LRR Energy is intended to constitute a taxable sale pursuant to Section 1001 of the Code for federal income tax purposes to the extent of cash received by LRR-B and LRR-C and a tax-free contribution pursuant to Section 721 of the Code for federal income tax purposes to the extent of Units received by LRR-B and LRR-C.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the parties agree as follows:

ARTICLE I

DEFINITIONS

1.1           Defined Terms. When used in this Agreement, the following terms shall have the respective meanings set forth below:

“Affiliate” shall have the meaning set forth in the Partnership Agreement.

“Agreement” is defined in the introductory paragraph of this Agreement.

“Board of Directors” means the board of directors of the General Partner.

“Business Day” means any day other than a Saturday, Sunday, or a legal holiday for commercial banks in Wilmington, Delaware.

“Class A Interests” means the Class A member interests in the General Partner.

“Class B Interests” means the Class B member interests in the General Partner.

“Class C Interests” means the Class C member interests in the General Partner.

“Closing” is defined in the Preamble of this Agreement.

“Code” is defined in the Preamble of this Agreement.

“Common Units” means common units representing limited partner interests in LRR Energy.

“Conflicts Committee” shall have the meaning set forth in the Partnership Agreement.

“Contributed Properties” is defined in the Preamble of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“First Target Distribution” is defined in Section 4.2(a) of this Agreement.

“Fund II Partnerships” is defined in the introductory paragraph of this Agreement.

“General Partner” is defined in the Preamble of this Agreement.

“General Partner Units” is calculated by multiplying (i) the Total Units Outstanding by (ii) 0.1%.

“GP Capital Contribution” is calculated by multiplying (i) the LRR Energy Market Value by (ii) 0.1%.

“GP LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of LRE GP, LLC, dated as of the Closing.

“Holder” is defined in Section 5.1(a) of this Agreement.

“IDR Reset” is defined in Section 6.3 of this Agreement.

“Incentive Distribution Rights” means the rights of the General Partner to receive increasing distributions from LRR Energy in excess of the General Partner’s general partner interest pursuant to the Partnership Agreement.

“Incentive Distributions” means the additional increasing distributions payable by LRR Energy to the General Partner in excess of the General Partner’s general partner interest pursuant to the Partnership Agreement.

“Indemnified Persons” is defined in Section 5.1(d) of this Agreement.

“Initial IPO Proceeds” is equal to (a) the product of (i) the number of IPO Units multiplied by (ii) the Market Price; plus (b) the aggregate amount of funds drawn at or prior to Closing by LRR Energy and its subsidiaries under its new credit facility minus (c) the amount of any Offering Expenses (calculated as if the Over-Allotment Option was not exercised).

“IPO Units” means the total number of Common Units to be sold to the public in connection with the Offering. For the avoidance of doubt, IPO Units will not include Over-Allotment Common Units.

“Lime Rock Management” is defined in the introductory paragraph of this Agreement.

“Lime Rock Resources” is defined in the introductory paragraph of this Agreement.

“Lime Rock Resources II” is defined in the introductory paragraph of this Agreement.

“LRR-A” is defined in the introductory paragraph of this Agreement.

“LRRA-II” is defined in the introductory paragraph of this Agreement.

“LRR-B” is defined in the introductory paragraph of this Agreement.

“LRR-C” is defined in the introductory paragraph of this Agreement.

“LRRC-II” is defined in the introductory paragraph of this Agreement.

“LRR Energy” is defined in the introductory paragraph of this Agreement.

“LRR Energy Market Value” is calculated by multiplying (i) the Total Units Outstanding by (ii) the Market Price.

“Managing Underwriter” means, with respect to any underwritten offering, the book running lead manager of such underwritten offering.

“Market Price” means the public offering price per unit of Common Units sold in the Offering as set forth on the outside cover page of the final prospectus to be filed by LRR Energy pursuant to Rule 424(b).

“Minimum Quarterly Distribution” shall have the meaning set forth in the Partnership Agreement.

“NPIs” is defined in the Preamble of this Agreement.

“Offering” is defined in the Preamble of this Agreement.

“Offering Expenses” includes the Underwriter Fees (calculated as if the Over-Allotment Option was exercised or not exercised, as applicable) and all other fees and expenses of LRR Energy relating to its initial public offering.

“Over-Allotment Common Units” means fifteen percent (15%) of the IPO Units.

“Over-Allotment Option” means the option granted to the underwriters in connection with the Offering to acquire the Over-Allotment Common Units.

“Over-Allotment Option Period” means a period ending thirty (30) days after the pricing date of the Offering, or earlier, upon closing of the full exercise of the Over-Allotment Option by the underwriters.

“Over-Allotment Proceeds” is equal to the product of the Over-Allotment Common Units sold by underwriters as part of the Over-Allotment Option multiplied by the Market Price minus the additional Offering Expenses incurred by LRR Energy in connection with such exercise (calculated as if the Over-Allotment Option was exercised).

“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of LRR Energy, L.P., dated as of the Closing.

“Partnership Interests” shall have the meaning set forth in the Partnership Agreement.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Property Contributor Percentages” mean (i) with respect to LRR-A, 14.2894%, (ii) with respect to LRR-B, 4.7376%, and (iii) with respect to LRR-C, 80.9730%.

“Property Contributors” is defined in the introductory paragraph of this Agreement.

“Registration Statement” is defined in the Preamble of this Agreement.

“Reset Minimum Quarterly Distribution” is defined in Section 4.3 of this Agreement.

“Residual Common Units” is calculated by subtracting from the Total Units Outstanding, (a) the number of General Partner Units, (b) the number of IPO Units, (c) the number of Residual Subordinated Units, and (d) Over-Allotment Common Units.

“Residual Subordinated Units” are calculated by multiplying (i) the Total Units Outstanding by (ii) thirty percent (30%).

“Residual Units” are calculated by subtracting (i) the IPO Units and the General Partner Units from (ii) the Total Units Outstanding.

“SEC” is defined in the Preamble of this Agreement.

“Second Target Distribution” is defined in Section 4.2(b) of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Subordinated Units” means subordinated units representing limited partner interests in LRR Energy.

“Target Distribution Levels” is defined in Section 4.2(b) of this Agreement.

“Total Units Outstanding” means the number of Units equal to the number calculated by dividing (i) LRR Energy’s total estimated annual cash distributions in the table entitled “LRR Energy, L.P. Estimated Adjusted EBITDA” in the final prospectus to be filed by LRR Energy pursuant to Rule 424(b) by (ii) the annualized minimum quarterly distribution per unit in such table.

“Underwriter Fees” means the commissions, discounts and fees, including structuring fees, if any, that the underwriters receive from the sale of the IPO Units and the Over-Allotment Common Units, as applicable.

“Unitholder” means a holder of equity securities representing partnership interests in LRR Energy.

“Units” means Common Units and Subordinated Units representing limited partner interests in LRR Energy and General Partner Units.

ARTICLE II

CONDITIONS TO EFFECTIVENESS

The effectiveness of the provisions of this Agreement is subject to (i) the consummation by LRR Energy of the Offering with no material changes to those Offering terms reflected in the prospectus included in the initial Registration Statement filed with the SEC and (ii) (A) allocation, authorization, execution and delivery of the Residual Units to the Property Contributors and (B) the payment or distribution of cash (including the assumption of indebtedness secured by the Contributed Properties or distribution of proceeds from new borrowings, as applicable) to the Property Contributors, in each case, pursuant to the terms of this Agreement.

ARTICLE III

ALLOCATION OF EQUITY INTERESTS AND PROCEEDS

3.1           Allocation of Units and IPO Proceeds.

(a)           Allocation of Residual Units. Each Property Contributor will be allocated that number of Residual Units derived by multiplying the Residual Units by the applicable Property Contributor Percentage (rounded down to the nearest whole number of Residual Units). The Residual Units to be allocated will be comprised of: (i) Residual Common Units, (ii) Residual Subordinated Units and (iii) Over-Allotment Common Units, if any.

(b)           Issuance of Residual Common Units. At Closing, each Property Contributor will receive that number of Residual Common Units (excluding Over-Allotment Common Units) derived by multiplying the Residual Common Units by the applicable Property Contributor Percentage (rounded down to the nearest whole number of Residual Common Units), and each Property Contributor will be admitted as a limited partner of LRR Energy with respect to such Common Units. Holders of Residual Common Units will immediately be entitled to all of the rights (including distribution rights), preferences and privileges contained in the Partnership Agreement for holders of Common Units, and such holders will be subject to all of the conditions and limitations contained in the Partnership Agreement.

(c)           Issuance of Residual Subordinated Units. At Closing, each Property Contributor will receive that number of Residual Subordinated Units derived by multiplying the Residual Subordinated Units by the applicable Property Contributor Percentage (rounded down to the nearest whole number of Residual Subordinated Units), and each Property Contributor will be admitted as a limited partner of LRR Energy with respect to such Subordinated Units. Holders of Residual Subordinated Units will immediately be entitled to all of the rights (including distribution rights), preferences and privileges contained in the Partnership Agreement for holders of Subordinated Units, and such holders will be subject to all of the conditions and limitations contained in the Partnership Agreement.

(d)           Payment and Distribution of Cash. At Closing, each Property Contributor will be paid or distributed cash equal to the product of (i) the Initial IPO Proceeds multiplied by (ii) the applicable Property Contributor Percentage, subject to adjustment pursuant to the formula set forth on Annex A. For purposes hereof, in lieu of a distribution of cash, LRR-A may cause LRR Energy to assume indebtedness secured by its Contributed Properties in the same amount and such assumption will be treated as a distribution of the same amount of cash hereunder.  Out of the Initial IPO Proceeds, (i) the amount distributed to LRR-A pursuant to the previous sentence will be sourced first to the proceeds of any bank indebtedness incurred by LRR Energy and its subsidiaries upon the Closing and then, to the extent necessary, to the proceeds received by LRR Energy from the sale of IPO Units, and (ii) the amount paid to LRR-B and LRR-C for a portion of the NPIs pursuant to the previous sentences will be sourced first to the proceeds received by LRR Energy from the sale of IPO Units and then, to the extent necessary, to the proceeds of any bank indebtedness incurred by LRR Energy and its subsidiaries upon the Closing.

3.2           Allocation of Over-Allotment.

(a)           Allocation of Over-Allotment Common Units. At the expiration of the Over-Allotment Option Period, each Property Contributor will receive that number of Over-Allotment Common Units that have not been sold to the public pursuant to the underwriter’s exercise of the Over-Allotment Option derived by multiplying such remaining Over-Allotment Common Units by the applicable Property Contributor Percentage (rounded down to the nearest whole number of Residual Common Units), and each Property Contributor will immediately be entitled to all of the rights (including distribution rights), preferences and privileges contained in the Partnership Agreement with respect to such Over-Allotment Common Units, and such holders will be subject to all of the conditions and limitations contained in the Partnership Agreement.

(b)           Allocation of Over-Allotment Proceeds. At the expiration of the Over-Allotment Option Period, each Property Contributor will be paid or distributed cash by LRR Energy equal to the product of (i) the Over-Allotment Proceeds multiplied by (ii) the applicable Property Contributor Percentage.

3.3           Issuance of General Partner Units. At the Closing, LRR Energy will issue the General Partner Units to the General Partner, subject to receipt by LRR Energy of the GP Capital Contribution. The General Partner Units will be entitled to all of the rights (including distribution rights), preferences and privileges contained in the Partnership Agreement with respect to the General Partner Units, and the General Partner will be subject to such conditions and limitations in respect to the General Partner Units as contained in the Partnership Agreement. Pursuant to the terms of the Partnership Agreement, the General Partner will have sole responsibility for conducting LRR Energy’s business and managing its operations.

3.4           Waiver of Rights to Contributed Properties. Following receipt of the Residual Units and the cash paid and distributed, (i) none of the Property Contributors shall be entitled to any further consideration from LRR Energy with respect to the Contributed Properties nor any further exercise of rights as working interest or NPI owners with respect to the Contributed Properties and (ii) each Property Contributor shall forfeit, cancel and relinquish any and all claims and entitlements to Contributed Properties. Nothing set forth in this Section 3.4 shall preclude the Property Contributors from any rights to any distributions declared by the Board of Directors with respect to Units held by such Property Contributors.

3.5           Tax Treatment. The parties hereto agree to report (1) the exchange by LRR-A of the Contributed Properties for Units as a tax-free contribution pursuant to Section 721 of the Code except to the extent the receipt of cash or assumption of indebtedness secured by the Contributed Properties may be taxable, and (2) the exchange by LRR-B and LRR-C of the Contributed Properties for cash and Units as a taxable sale pursuant to Section 1001 of the Code to the extent of cash received by LRR-B and LRR-C and as a tax-free contribution pursuant to Section 721 of the Code to the extent of Units received by LRR-B and LRR-C.  The parties shall take no action that is inconsistent with the foregoing tax treatment.

3.6           Rights to Information. In addition to the foregoing, for so long as the Property Contributors are paying management fees pursuant to their respective partnership agreements, upon request of the Property Contributors to LRR Energy, LRR Energy agrees to provide to the Property Contributors all information relating to the Contributed Properties (and any additions thereto), as may be reasonably required by them to comply with the terms of the applicable partnership agreement, including information with respect to preparing K-1’s and preparing financial statements.

ARTICLE IV

GENERAL PARTNER INTEREST AND INCENTIVE DISTRIBUTION RIGHTS

4.1           General Partner Interest. The Partnership Agreement will provide that the General Partner initially will receive General Partner Units entitling it to 0.1% of all distributions that LRR Energy makes prior to its liquidation. The General Partner has the right, but not the obligation, to contribute a proportionate amount of capital to LRR Energy to maintain its 0.1% general partner interest if LRR Energy issues additional Units (excluding Over-Allotment Common Units and General Partner Units) or other equity securities. The General Partner’s 0.1% interest in LRR Energy, and the percentage of LRR Energy’s cash distributions to which the General Partner is entitled, will be proportionately reduced if LRR Energy issues any such additional Units or other equity securities in the future and the General Partner does not contribute a proportionate amount of capital (or equity securities in lieu of capital) to LRR Energy to maintain its 0.1% general partner interest. The General Partner will be entitled to make a capital contribution to maintain its 0.1% general partner interest in the form of cash or the contribution to LRR Energy of Common Units that it may hold based on the current market value of such contributed Common Units.

4.2           Incentive Distribution Rights. The Partnership Agreement shall provide that for each quarter for which LRR Energy (i) has paid or is paying distributions of available cash from operating surplus that equal or exceed the Minimum Quarterly Distribution, and (ii) has paid or is paying distributions in an amount necessary to eliminate any cumulative arrearages in payment of the Minimum Quarterly Distribution to the holders of Common Units, LRR Energy will distribute any additional available cash from operating surplus for that quarter in the following manner:

(a)           first, 99.9% to all Unitholders, pro rata, and 0.1% to the General Partner, until each Unitholder receives 115% of the Minimum Quarterly Distribution per Unit for that quarter (the “First Target Distribution”);

(b)           second, 86.9% to all Unitholders, pro rata, and 13.1% (including distributions with respect to the General Partner’s 0.1% general partner interest) to the General Partner, until each Unitholder receives 125% of the Minimum Quarterly Distribution per Unit for that quarter (the “Second Target Distribution,” together with the First Target Distribution, the “Target Distribution Levels”);

(c)           thereafter, 76.9% to all Unitholders, pro rata, and 23.1% (including distributions with respect to the General Partner’s 0.1% general partner interest) to the General Partner.

4.3           General Partner’s Right to Reset Incentive Distribution Levels. The Partnership Agreement shall provide that the General Partner will have the right to elect to relinquish the right to receive the Incentive Distributions based on the initial cash Target Distribution Levels and to reset, at higher levels, the Minimum Quarterly Distribution and Target Distribution Levels.  This right to reset the Minimum Quarterly Distribution and the Target Distribution Levels may be exercised under the Partnership Agreement at any time when there are no Subordinated Units outstanding and LRR Energy has made cash distributions to the holder(s) of the Incentive Distribution Rights at the highest Target Distribution Level for each of the prior four consecutive fiscal quarters.  Upon the reset of the Minimum Quarterly Distribution and Target Distribution Levels in accordance with the Partnership Agreement, the General Partner will be entitled to receive (i) a number of newly issued Common Units equal to the quotient determined by dividing (x) the average aggregate amount of cash distributions received by the General Partner in respect of the Incentive Distribution Rights during the two consecutive fiscal quarters ended immediately prior to the date of such reset election by (y) the average of the amount of cash distributed per Common Unit during each quarter in that two-quarter period, and (ii) a number of General Partner Units necessary to maintain its general partner interest at the same interest it was prior to such reset.  Following each reset election, in accordance with the Partnership Agreement, the Minimum Quarterly Distribution will be reset to an amount equal to the average cash distribution amount per Unit for the two fiscal quarters immediately preceding the reset election (the “Reset Minimum Quarterly Distribution”) and the Target Distribution Levels will be reset to be correspondingly higher such that LRR Energy would distribute all of its available cash for each quarter thereafter as follows (in each case, assuming that the interest of the General Partner was 0.1% at the time of the reset election):

(a)           first, 99.9% to all Unitholders, pro rata, and 0.1% to the General Partner, until each Unitholder receives an amount equal to 115% of the Reset Minimum Quarterly Distribution for that quarter;

(b)           second, 86.9% to all Unitholders, pro rata, and 13.1% (including distributions with respect to the General Partner’s 0.1% general partner interest) to the General Partner, until each Unitholder receives an amount equal to 125% of the Reset Minimum Quarterly Distribution for that quarter;

(c)           thereafter, 76.9% to all Unitholders, pro rata, and 23.1% (including distributions with respect to the General Partner’s 0.1% general partner interest) to the General Partner.

ARTICLE V

REGISTRATION RIGHTS

5.1           Registration Rights of the General Partner and its Affiliates.

In connection with the Closing, the General Partner and the Property Contributors will enter into the Partnership Agreement which shall provide for registration rights substantially as follows:

(a)           If (i) the General Partner or any Affiliate of the General Partner, including the Property Contributors (and also including for purposes of this Section 5.1, any Person that is an Affiliate of the General Partner at the date of Closing notwithstanding that it may later cease to be an Affiliate of the General Partner) holds Partnership Interests (as defined in the Partnership Agreement) that it desires to sell and (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such holder of Partnership Interests (the “Holder”) to dispose of the number of Partnership Interests it desires to sell at the time it desires to do so without registration under the Securities Act, then at the option and upon the request of the Holder, LRR Energy shall file with the SEC as promptly as practicable after receiving such request, and use all commercially reasonable efforts to cause to become effective and remain effective for a period of not less than six months following its effective date or such shorter period as shall terminate when all Partnership Interests covered by such registration statement have been sold, a registration statement under the Securities Act registering the offering and sale of the number of Partnership Interests specified by the Holder; provided, however, that if the Conflicts Committee (as defined in the Partnership Agreement) determines that a postponement of the requested registration would be in the best interests of LRR Energy and its partners due to a pending transaction, investigation or other event, the filing of such registration statement or the effectiveness thereof may be deferred until such time as the Conflicts Committee determines that such pending transaction, investigation or other event no longer requires such postponement; provided, that such postponement shall not exceed more than six months. In connection with any registration pursuant to the immediately preceding sentence, LRR Energy shall (i) promptly prepare and file (A) such documents as may be necessary to register or qualify the securities subject to such registration under the securities laws of such states as the Holder shall reasonably request; provided, that no such qualification shall be required in any jurisdiction where, as a result thereof, LRR Energy would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction solely as a result of such registration, and (B) such documents as may be necessary to apply for listing or to list the Partnership Interests subject to such registration on such National Securities Exchange (as defined in the Partnership Agreement) as the Holder shall reasonably request, and (ii) do any and all other acts and things that may be necessary or appropriate to enable the Holder to consummate a public sale of such Partnership Interests in such states. Except as set forth in Section 5.1(d) below, all costs and expenses of any such registration and offering (other than the underwriting fees, discounts and commissions) shall be paid by LRR Energy, without reimbursement by the Holder.

(b)           If any Holder holds Partnership Interests that it desires to sell and Rule 144 of the Securities Act  (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to  enable such Holder to dispose of the number of Partnership Interests it desires to sell at the time it desires to do so without registration under the Securities Act, then at the option and upon the request of the Holder, LRR Energy shall file with the SEC as promptly as practicable after receiving such request, and use all commercially reasonable efforts to cause to become effective and remain effective for a period of not less than six months following its effective date or such shorter period as shall terminate when all Partnership Interests covered by such shelf registration statement have been sold, a “shelf” registration statement covering the Partnership Interests specified by the Holder on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC; provided, however, that if the Conflicts Committee determines that it would be in the best interests of LRR Energy and its partners to suspend the filing of such shelf registration statement or any offering under, or use of any prospectus forming a part of, the shelf registration statement due to a pending transaction, investigation or other event, then LRR Energy shall have the right to suspend such filing, offering or use until such time as the Conflicts Committee determines that such pending transaction, investigation or other event no longer requires such suspension; provided, that such suspension shall not exceed more than six months.  In connection with any shelf registration pursuant to this Section 5.1(b), LRR Energy shall (i) promptly prepare and file (A) such documents as may be necessary to register or qualify the securities subject to such shelf registration under the securities laws of such states as the Holder shall reasonably request; provided, that no such qualification shall be required in any jurisdiction where, as a result thereof, LRR Energy would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction solely as a result of such shelf registration, and (B) such documents as may be necessary to apply for listing or to list the Partnership Interests subject to such shelf registration on such National Securities Exchange (as defined in the Partnership Agreement) as the Holder shall reasonably request, and (ii) do any and all other acts and things that may be necessary or appropriate to enable the Holder to consummate a public sale of such Partnership Interests in such states. Except as set forth in Section 5.1(d) below, all costs and expenses of any such shelf registration and offering (other than the underwriting fees, discounts and commissions) shall be paid by LRR Energy, without reimbursement by the Holder.

(c)           If LRR Energy shall at any time propose to file a registration statement under the Securities Act for an offering of Partnership Interests for cash (other than a registration relating solely to a benefit plan, a registration statement relating solely to a Rule 145 transaction or on any registration form which does not permit secondary sales), LRR Energy shall use all commercially reasonable efforts to include such number or amount of Partnership Interests held by any Holder in such registration statement as the Holder shall request; provided, that LRR Energy is not required to make any effort or take any action to so include the Partnership Interests of the Holder once the registration statement becomes or is declared effective by the Commission, including any registration statement providing for the offering from time to time of Partnership Interests pursuant to Rule 415 of the Securities Act. If the proposed offering pursuant to this Section 5.1(c) shall be an underwritten offering, then, in the event that the Managing Underwriter of such offering advises LRR Energy in writing that in its opinion the inclusion of all or some of the Holder’s Partnership Interests would adversely and materially affect the timing or success of the offering, LRR Energy shall include in such offering only that number or amount, if any, of Partnership Interests held by the Holder that, in the opinion of the Managing Underwriter, will not so adversely and materially affect the offering. Except as set forth in Section 5.1(d) below, all costs and expenses of any such registration and offering (other than the underwriting fees, discounts and commissions) shall be paid by LRR Energy, without reimbursement by the Holder.  During the 2 year period set forth in Section 5.1(e), LRR Energy shall not grant to any other party registration rights similar to the rights set forth in this Section 5.1(c) which are superior to such rights without the consent of the General Partner (and any of its Affiliates) which hold rights pursuant to Section 5.1(e).

(d)           If underwriters are engaged in connection with any registration referred to in this Section 5.1, LRR Energy shall provide indemnification, representations, covenants, opinions, comfort letters and other assurance to the underwriters in form and substance reasonably satisfactory to such underwriters. Further, in addition to and not in limitation of LRR Energy’s obligations under the other indemnification provisions in the Partnership Agreement, LRR Energy shall, to the fullest extent permitted by law, indemnify and hold harmless the Holder, its officers, directors and each Person who controls the Holder (within the meaning of the Securities Act) and any agent thereof (collectively, “Indemnified Persons”) from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (hereinafter referred to in this Section 5.1(d) as a “claim” and in the plural as “claims”) based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Partnership Interests were registered under the Securities Act or any state securities or blue sky laws, in any preliminary prospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or free writing prospectus or in any amendment or supplement thereto (if used during the period LRR Energy is required to keep the registration statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, that LRR Energy shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary or final prospectus or free writing prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to LRR Energy by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

(e)           The provisions of Section 5.1(a), Section 5.1(b) and Section 5.1(c) shall continue to be applicable with respect to the General Partner (and any of the General Partner’s Affiliates) after it ceases to be a general partner of LRR Energy, during a period of two years subsequent to the effective date of such cessation and for so long thereafter as is required for the Holder to sell all of the Partnership Interests with respect to which it has requested during such two-year period inclusion in a registration statement otherwise filed or that a registration statement be filed; provided, that LRR Energy shall not be required to file successive registration statements covering the same Partnership Interests for which registration was demanded during such two-year period. The provisions of Section 5.1(d) shall continue in effect thereafter.

(f)            The rights to cause LRR Energy to register Partnership Interests pursuant to this Section 5.1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such Partnership Interests, provided, that (i) each such transferee or assignee (or group of transferees and assignees if affiliated) holds Partnership Interests representing at least 20% (after giving effect to such transfer or assignment) of the Partnership Interests held by such Holder at the Closing; (ii) LRR Energy is given written notice prior to any said transfer or assignment, stating the name and address of such transferee or assignee and the Partnership Interests with respect to which such registration rights are being transferred or assigned; and (iii) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Section 5.1.

(g)           Any request to register Partnership Interests pursuant to this Section 5.1 shall (i) specify the Partnership Interests intended to be offered and sold by the Person making the request, (ii) express such Person’s present intent to offer such Partnership Interests for distribution, (iii) describe the nature or method of the proposed offer and sale of Partnership Interests, and (iv) contain the undertaking of such Person to provide all such information and materials and take all action as may be required in order to permit LRR Energy to comply with all applicable requirements in connection with the registration of such Partnership Interests.

(h)           LRR Energy agrees to use its commercially reasonable efforts to take all actions and deliver, or cause to be delivered, all prospectuses, supplemental prospectuses and any free writing prospectus to Holders, or as directed by Holders, as required by applicable law.

5.2           Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of Partnership Interests to the public without registration, LRR Energy agrees to use its commercially reasonable efforts to:

(a)           Make and keep public information regarding LRR Energy available, as those terms are understood and defined in Rule 144 of the Securities Act, at all times from and after the Closing; and

(b)           File with the SEC in a timely manner all reports and other documents required of LRR Energy under the Securities Act and the Exchange Act at all times from and after the Closing.

ARTICLE VI

ALLOCATION OF EQUITY INTERESTS IN THE GENERAL PARTNER

6.1           GP LLC Agreement.  At Closing, each of Lime Rock Management, Fund I and Fund II will enter into the GP LLC Agreement pursuant to which each of such entities will be admitted as a member of the General Partner as set forth below.

6.2           Issuance of Class A Interests.  At Closing, Lime Rock Management will make a capital contribution to the General Partner in an amount equal to the GP Capital Contribution and will receive 100% of the Class A Interests and become a Class A member of the General Partner.  The Class A Interests will be entitled to receive all distributions (including cash distributions with respect to the General Partner’s 0.1% general partner interest in LRR Energy), other than those distributions payable to the Class B Interests and the Class C Interests.

6.3           Issuance of Class B Interests.   At Closing, each Property Contributor will receive, in exchange for a capital contribution equaling its pro rata share of the then current fair market value of the Incentive Distribution Rights, that percentage of Class B Interests equal to such Property Contributor’s Percentage, and each Property Contributor will be admitted as a Class B member of the General Partner with respect to such Class B Interests.  Holders of the Class B Interests will be entitled to all of the rights, preferences and privileges with respect to the Class B Interests contained in the GP LLC Agreement, and such holders will be subject to all of the conditions and limitations contained in the GP LLC Agreement.  The Class B members will not have any voting rights.  The Class B Interests will be entitled to receive, in the aggregate, eighty percent (80%) of the cash distributions with respect to (i) the Incentive Distributions received by the General Partner from LRR Energy and (ii) any Common Units issued by LRR Energy to the General Partner in connection with the General Partner’s exercise of its right to reset the Target Distribution Levels set forth in Section 4.3 (“IDR Reset”), in each case, for a period of six years following the Closing.  However, the Class B Interests will not participate in any appreciation in the value of the Incentive Distribution Rights or Common Units issued to the General Partner in connection with the General Partner’s IDR Reset.  After the expiration of the six year period from the Closing, the Class B Interests will be cancelled and the Property Contributors will cease to be members of the General Partner.

6.4           Issuance of Class C Interests.  At Closing, each of the Fund II Partnerships will receive, in exchange for a capital contribution equal to its pro rata share of the then current fair market value of the Incentive Distribution Rights, that percentage of Class C Interests equal to 16.39% with respect to LRRA-II and 83.61% with respect to LRRC-II, and each Fund II Partnership will be admitted as a Class C member of the General Partner with respect to such Class C Interests.  Holders of the Class C Interests will be entitled to all of the rights, preferences and privileges with respect to the Class C Interests contained in the GP LLC Agreement, and such holders will be subject to all of the conditions and limitations contained in the GP LLC Agreement.  The Class C members will not have any voting rights.  The Class C Interests will be entitled to receive, in the aggregate, twenty percent (20%) of the cash distributions with respect to (i) the Incentive Distributions received by the General Partner from LRR Energy and (ii) any Common Units issued to the General Partner in connection with an IDR Reset, in each case, for a period of six years following the Closing.  However, the Class C Interests will not participate in any appreciation in the value of the Incentive Distribution Rights or Common Units issued to the General Partner in connection with the General Partner’s IDR Reset.  After the expiration of the six year period from the Closing, the Class C Interests will be cancelled and the Fund II Partnerships will cease to be members of the General Partner.

6.5           Special Allocation of Incentive Distributions to Class A Member.  The distributions with respect to the Incentive Distributions to which the Class B and Class C members are entitled under the GP LLC Agreement shall be reduced (and thereby become distributable to the Class A members) to the extent of any corresponding reduction in management fees payable by the Class B and Class C members to Lime Rock Management.

ARTICLE VII

MISCELLANEOUS

7.1           Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, courier service or personal delivery:

(a)           if to the General Partner or LRR Energy:

1111 Bagby St., Suite 4600

Houston, TX 77002

Attention:	Morrow Evans, Chief Financial Officer
Telephone:	(713) 292-9510
Facsimile:	(713) 292-9560

(b)           if to Lime Rock Resources, Lime Rock Resources II, the Property Contributors or the Fund II Partnerships:

1111 Bagby St., Suite 4600
Houston, TX 77002
Attention:	Eric Mullins, Co-Chief Executive Officer
Telephone:	(713) 292-9510
Facsimile:	(713) 292-9560

(c)           if to Lime Rock Management:

274 Riverside Ave., 3rd Floor
Westport, CT 06880
Attention:	Kris Agarwal
Telephone:	(203) 293-2750
Facsimile:	(203) 429-2785

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by any other means.

7.2           Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent transferees of registration rights related to Partnership Interests to the extent permitted by Section 5.1(f) hereof.

7.3           Limitation of Rights. This Agreement shall not be construed to vest any rights under this Agreement to any individual or entity other than the Holders and the Holders do not intend for any portion of this Agreement to confer rights upon any Person other than the Holders.

7.4           Assignment of Rights. Except as provided in Section 5.1(f) of this Agreement, none of the rights and obligations of the Holders under this Agreement may be transferred or assigned by any Holder.

7.5           Anti-Dilution. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all Units of LRR Energy or any successor or assign of LRR Energy (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Partnership Interests subject to Section 5.1, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.

7.6           Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

7.7           Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

7.8           Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

7.9           Governing Law. The laws of the State of Delaware shall govern this Agreement without regard to principles of conflict of laws.

7.10         Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

7.11         Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

7.12         Amendment. This Agreement may be amended only by means of a written amendment signed by all parties to this Agreement.

7.13         No Presumption. In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

7.14         Payment of Expenses. LRR Energy shall pay or reimburse the Holders, to the extent such costs have been incurred, for all reasonable third-party out-of-pocket costs and expenses (including the reasonable fees and expenses of legal counsel) incurred by them in connection with (i) negotiations leading to the execution of this Agreement and (ii) the review of the Registration Statement and all amendments thereto and (iii) the Partnership Agreement simultaneous with the Closing. Nothing set forth herein shall obligate LRR Energy to reimburse any Holder with respect to any other costs or expenses incurred with respect to its investment in LRR Energy or the Offering.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above set forth.

LRR ENERGY, L.P.

By:	LRE GP, LLC, its general partner

By:	/s/ Morrow B. Evans
Name:	Morrow B. Evans
Title:	Chief Financial Officer

LRE GP, LLC

By:	/s/ Morrow B. Evans
Name:	Morrow B. Evans
Title:	Chief Financial Officer

LIME ROCK RESOURCES GP, L.P.

By:	LRR GP, LLC, its general partner

By:	/s/ Eric D. Mullins
Name:	Eric D. Mullins
Title:	Co-Chief Executive Officer

LIME ROCK RESOURCES A, L.P.

By:	Lime Rock Resources A GP, LLC,
its general partner
By:	Lime Rock Resources GP, L.P.,
its sole member
By:	LRR GP, LLC, its general partner

By:	/s/ Eric D. Mullins
Name:	Eric D. Mullins
Title:	Co-Chief Executive Officer

LIME ROCK RESOURCES B, L.P.

By:	Lime Rock Resources GP, L.P.,
its general partner
By:	LRR GP, LLC, its general partner

By:	/s/ Eric D. Mullins
Name:	Eric D. Mullins
Title:	Co-Chief Executive Officer

Signature Page to Stakeholders’ Agreement

LIME ROCK RESOURCES C, L.P.

By:	Lime Rock Resources C GP, LLC,
its general partner
By:	Lime Rock Resources GP, L.P.,
its sole member
By:	LRR GP, LLC, its general partner

By:	/s/ Eric D. Mullins
Name:	Eric D. Mullins
Title:	Co-Chief Executive Officer

LIME ROCK MANAGEMENT LP

By:	Lime Rock Management GP LLC,
its general partner

By:	/s/ Jonathan C. Farber
Name:	Jonathan C. Farber
Title:	Manager

LIME ROCK RESOURCES II GP, L.P.

By:	LRR GP II, LLC, its general partner

By:	/s/ Eric D. Mullins
Name:	Eric D. Mullins
Title:	Co-Chief Executive Officer

LIME ROCK RESOURCES II-A, L.P.

By:	Lime Rock Resources II-A GP, LLC,
its general partner
By:	Lime Rock Resources GP II, L.P.,
its sole member
By:	LRR GP II, LLC, its general partner

By:	/s/ Eric D. Mullins
Name:	Eric D. Mullins
Title:	Co-Chief Executive Officer

Signature Page to Stakeholders’ Agreement

LIME ROCK RESOURCES II-C, L.P.

By:	Lime Rock Resources II-C GP, LLC, its
general partner
By:	Lime Rock Resources GP II, L.P.,
its sole member
By:	LRR GP II, LLC, its general partner

By:	/s/ Eric D. Mullins
Name:	Eric D. Mullins
Title:	Co-Chief Executive Officer

Signature Page to Stakeholders’ Agreement

Annex A

The amount of cash paid or distributed to each Property Contributor pursuant to Section 3.1(d) shall be adjusted as follows:

The “Preliminary Calculation” shall mean the preliminary calculation as of the latest available quarter prior to the Closing of the difference between (i) the sum of the negative balances of the NPIs of LRR-B and LRR-C and (ii) the sum of the positive balances of the NPIs that have not yet become due and payable by LRR-A to LRR-B and LRR-C.

If the sum of the negative balances of the NPIs in the Preliminary Calculation exceeds the sum of the amounts owed to LRR-B and LRR-C, (i) LRR-A will receive an additional distribution from LRR Energy pursuant to Section 3.1(d) equal to the aggregate amount of such excess, and (ii) each of LRR-B’s and LRR-C’s payment pursuant to Section 3.1(d) will be reduced by its share of such excess, determined based on LRR-B’s and LRR-C’s relative positive and negative balances in their NPIs.

If the sum of the amounts owed to LRR-B and LRR-C in the Preliminary Calculation exceeds the sum of the negative balances of the NPIs, (i) each of LRR-B and LRR-C will receive an additional payment from LRR Energy pursuant to Section 3.1(d) equal to its share of such excess, determined based on LRR-B’s and LRR-C’s relative positive and negative balances in the NPIs, and (ii) LRR-A’s distribution will be reduced by the aggregate amount of such excess.

LRR Energy shall be entitled to rely on the Preliminary Calculations provided by Lime Rock Resources in making any adjusted payments or distributions to the Property Contributors pursuant to Section 3.1(d), and shall have no liability to the Property Contributors for any adjustments pursuant to this Annex A except as instructed by Lime Rock Resources based on the Preliminary Calculations.

After the Closing, Lime Rock Resources shall calculate the difference, if any, between the Preliminary Calculation and the actual calculation of the negative and positive balances of the NPIs as of the date of Closing.  To the extent further adjustments in the cash amounts paid or distributed to LRR-A, LRR-B and LRR-C are required, such adjustments will be made through a transfer of cash among LRR-A, LRR-B and LRR-C and LRR Energy shall not be responsible or liable for any such post-Closing payments.